Exhibit 10.6(b)

SHEN ZHEN BAO AN GUIYIN COUNTY BANK

Maximum Guarantee Contract

Contract No.: 70002020140231-2

Maximum Guarantee Contract

Contract No.: 70002020140231-2

Guarantor (Party A): Shenzhen Highpower Technology Co., Ltd.

Legal Representative (Principal): Pan Dangyu

Address: Bldg. 1, No. 68, Xinsha Road, Pinghu Street, Longgang District, Shenzhen

Tel.: 13510066248

Creditor (Party B): SHEN ZHEN BAO AN GUIYIN COUNTY BANK LONGHUA BRANCH

Legal Representative (Principal): Bai Yiming

Address: 2/F, Shangyou Residence, ShangYouSong, East Gongye Road, Longhua New Area

Tel.: 15013856373

In order to ensure performance of the debt specified in Article 1 of this Contract, Party A is willing to provide joint guarantee liability for Party B. IN WITNESS WHEREOF, Party A and Party B make and enter into this Contract through equal consultation and both parties shall commonly abide by this Contract. When this Contract is concluded, Party B has explained and introduced all the terms and conditions of this Contract to Party A, and Party A has had complete awareness and understanding of the contents of this Contract.

Article 1 Master Contract

The Master Contract of this Contract is (1).

(1) The Credit Line Contract of No. 70002020140231 made and entered into by and between Party B and the Debtor Springpower Technology (Shenzhen) Company Limited, and the single agreements having been concluded and to be concluded on the basis of the Credit Line Contract and their amendments or supplementations.

(2) The loan, trade financing, letter of guarantee, capital business and other credit business contracts (hereinafter referred to collectively as the Single Contract) made and entered into by and between Party B and the Debtor       /           during the period from       /              to       /              , and their amendments or supplementations.

Article 2 Principal Creditor’s Right and Occurrence Period

The creditor’s rights occurring under the Master Contract shall constitute the principal creditor’s right hereunder during the period of following (1), except otherwise determined or specified by law:

(1) From the date of effectiveness of the Credit Line Contract specified in Article 1 herein to the date of expiration of use of the credit line specified in the Credit Line Contract and their amendments or supplementations.

(2) From             /                     to             /                     as specified in Article 2 herein.

Article 3 Maximum Amount of Guaranteed Creditor’s Rights

1. Balance of the maximum principal of the creditor’s rights guaranteed hereunder shall be: RMB (amount in words) Twenty-Nine Million Yuan Only (¥29,000,000.00).

2. If the creditor’s right is determined as the principal creditor’s right guaranteed hereunder on the date of expiration of the principal creditor’s right as determined in Article 2 herein, the interest (including legal interest, agreed interest, compound interest and default interest) of the principal of the principal creditor’s right, penalty, liquidated damages, expenses for realization of creditor’s rights (including but not limited to legal cost, attorney fee, notarization expenses and execution expenses), and losses caused to Party B due to the Debtor’s breach of contract and other expenses payable shall be the creditor’s rights guaranteed. The specific amount shall be determined when they are paid off.

The sum of the amounts of the creditor’s rights as determined in the preceding two paragraphs shall be the maximum amount of guaranteed creditor’s rights under this Contract.

If the Debtor does not perform his debt according to the stipulations of the Master Contract, no matter whether Party B has any other guarantee for the creditor’s rights under the Master Contract (including but not limited to guarantee, mortgage, pledge, letter of guarantee, and standby letter of credit and so on), Party B shall have the right to directly request Party A to assume guarantee liability within the specific scope of guarantee.

Article 4 Guarantee Mode

Party A shall provide joint liability of guarantee.

As acknowledged by Party A, if the Debtor fails to perform his debt according to the stipulations of the relevant contract, Party B shall have the right to directly request Party A to assume liability of guarantee. Party A shall perform the obligation of repayment within ten (10) working days after Party A receives a Matured (Overdue) Loan Collection Notice from Party B.

Article 5 Occurrence of Guarantee Liability

Under any one of the following circumstances, Party B shall have the right to request Party A to perform guarantee liability by law and in accordance with this Contract:

1. The Debtor fails to make repayment to Party B on the date of regular repayment or on the date of prepayment.

The date of regular repayment mentioned in the preceding paragraph refers to, as specified in the Master Contract, the date of repayment of principal, the date of payment of interest, or the date that the Debtor shall pay Party B any funds as specified in the contract. The date of prepayment mentioned in the preceding paragraph refers to the date of prepayment presented by the Debtor and agreed by Party B and the date that the Party B requests the Debtor to recover the debt principal and interest and/or any other funds in advance pursuant to the contract.

2. Other circumstances under which Party B may realize creditor’s rights in advance pursuant to the Master Contract.

In the event that the principal debt has security or guarantee for other things out of this Contract, which does not affect Party B to exercise any rights under this Contract, Party A shall not defense Party B hereby.

Article 6 Guaranty Period

1. The guarantee period under this Contract shall be from the date of effectiveness of this Contract to two years after the date of expiration of the performance period of the principal debt determined in Article 2 herein.

2. During the guarantee period, Party B shall have the right to request Party A to assume guarantee liability for a part or all, multiple or single of the principal creditor’s right collectively or respectively.

Article 7 Rights and Obligations of both Parties

1. Party A’s written consent shall be obtained for extending the service life of the credit line under the Master Contract or increasing the credit line under the Master Contract. If without Party A’s consent or refused by Party A, Party A shall assume guarantee liability, within the maximum amount of guaranteed creditor’s rights as specified in Article 3 herein, for the principal creditor’s right within the service life of the original credit line.

It is unnecessary to obtain Party A’s consent for change of other contents or items of the Master Contract. Party A shall continue to assume guarantee liability for the changed Master Contract within the maximum amount of guaranteed creditor’s rights as specified in Article 3 herein.

The maximum amount of guaranteed creditor’s rights as specified in Article 3 herein may be changed in written form upon unanimity through consultation between Party A and Party B.

If Party B entrusts a third party to perform part or all of Party B’s rights and obligations under the Master Contract or transfers the principal creditor’s right to a third party by law after this Contract becomes effective, Party B may not obtain Party A’s consent in advance but Party A shall continue to assume guarantee liability for the third party within the original scope of guarantee.

2. If Party A has any change which may affect Party A to assume guarantee liability, such as contract operation, custody (administration), lease, joint-stock reform, decrease of registered capital, investment, joint operation, consolidation, merger, acquisition and restructuring, division, equity joint venture, equity transfer, substantial increase of debt financing, (being filed or) filing for winding-up, filing for dissolution, being revoked, (being filed or) filing for bankruptcy, change of controlling shareholder/actual controller, or major asset transfer, production stoppage, operation suspension, huge penalty imposed by the authorized authority, being cancelled from registration, revocation of business license, involvement in material legal disputes, serious difficulty in production and operation, or deterioration of financial position, decline of credit status, inability of the legal representative or the principal to perform his/her duties normally, Party A shall give a prior notice to Party B in writing and obtain Party B’s written consent in advance. Party A shall, according to Party B’s requirements, provide Party B with a new guarantee accepted by Party B, and a new guarantee contract shall be concluded.

3. Without Party B’s written consent, Party A shall not provide a third party with any other guarantee which may affect the performance of the Guarantee Contract during the guarantee period.

4. Party B is entitled to supervise Party A’s capital and financial conditions. Party A shall provide its financial statements and relevant materials truthfully and shall be responsible for the genuine, completeness and effectiveness of the materials provided by Party A.

5. If Party B announces acceleration of maturity of debt under the Master Contract, Party B shall have the right to request Party A assume guarantee liability within ten (10) banking days as of the date of accelerated maturity.

6. The expenses for attorney service, evaluation, notarization, insurance, appraisal, custody and deposit under this Contract shall be borne by Party A.

7. Party B is entitled to deduct Party A's all funds payable within the scope of guarantee from an account opened by Party A with any system of Party B.

Article 8 Events of Default and Treatment

Party A shall constitute or be deemed as having conducted an event of default hereunder if Party A:

1. fails to perform guarantee liability timely according to the stipulations of this Contract;

2. makes untrue declaration herein or violates its commitments made herein;

3. violates other provisions for rights and obligations under this Contract; or

4. has an event of default under any other contract concluded and signed with Party B.

In case of any event of default prescribed in the preceding paragraph, Party B shall have the right to take any or all of the following measures according to the actual situations:

1. to ask Party A to correct its breach behavior within a time limit;

2. to totally or partly suspend or terminate the acceptance of Party A’s business application under any other contract; to totally or partly suspend or terminate the offering of a loan not offered and the handling of the trade financing not handled;

3. to announce immediately maturity of all or any of the principal and interest of the loan not repaid/trade financing funds and other accounts payable under any other contract;

4. to terminate or cancel this Contract, and terminate or cancel all or part of the other contracts between Party A and Party B;

5. to demand Party A to make compensation for the losses caused to Party B due to Party A’s breach of contract;

6. other measures that Party B thinks necessary.

Article 9 Other Provisions

1. If Party A is a group client, Party A shall timely, comprehensively and accurately give a written notice to Party B on the situations of the related transactions involving over 10% of its net assts, including: (1) the transaction parties’ incidence relation; (2) transaction issues and transaction nature; (3) transaction amount or corresponding proportion; and (4) pricing policy (including the transactions without an amount or with a symbolic amount only). If Party A does not perform the aforesaid obligation of information disclosure, or Party A or its affiliated party has any one of the following situations, which may adversely affect Party A’s performance of its obligations under this Contract, Party B shall have the right to take remedy measures specified in this Contract and prescribed by law:

(1) the financial conditions of Party A’s affiliated party are worse;

(2) Party A or its affiliated party is investigated and prosecuted or punished by law by an administrative organ for law enforcement and an executive authority, such as a judicial organization, tax authority or industrial and commercial bureau;

(3) the relationship of control or being controlled between Party A and its affiliated party changes;

(4) Party A’s affiliated party is involved in or may be involved in material economic dispute, litigation or arbitration;

(5) the main individual investor or key managerial person of Party A changes abnormally or is suspected of being involved in criminal acts so that the judicial organization carries out investigation by law or restricts the personal freedom;

(6) Other matters of Party A’s affiliated party, which will cause adverse impact on Party A.

In accordance with the Accounting Standards for Enterprises – Relationship between Affiliated Parties and Disclosure of Transactions among Them, the term “affiliated party” referred to herein means:

1. Other enterprises under direct or indirect control of Party A, or other enterprises which directly or indirectly control Party A, and other enterprises under the control of the same parent company of Party A;

2. The joint ventures of Party A;

3. The associated enterprises of Party A;

4. Party A’s main individual investors, key managerial personnel or the close family members thereof;

5. Other enterprises under direct control of Party A’s main individual investors, key managerial personnel or the close family members thereof;

Other terms and expressions referred to herein shall have the same meanings as defined in the Accounting Standards for Enterprises – Relationship between Affiliated Parties and Disclosure of Transactions among Them.

2. Party A has the obligation to supervise the use of the loan borrowed by the borrower;

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Article 10 Reservation of Rights

No failure on either party to exercise part or all rights under this Contract and no failure to require the other party to perform or undertake part or all obligations and responsibilities under this Contract shall constitute a waiver of the rights or the exemption of the obligations and responsibilities.

Either party’s tolerance of the other party, extension or delay in exercising any rights under this Contract shall not affect the party to enjoy any right according to this Contract, and laws and regulations and shall not be deemed as a waiver of the right.

Article 11 Effectiveness, Change, Amendment and Termination of Contract

1 This Contract shall come into force when Party A and Party B’s legal representatives (principals) or authorized agents give their signatures or seals herein and both parties affix their official seals herein.

2 When this Contract comes into force, Party A and Party B shall not change or cancel this Contract in advance at random. Should this Contract be changed or cancelled, Party A and Party B shall make and enter into a written agreement upon unanimity through consultation between both parties. Various clauses of this Contract shall remain in force prior to the conclusion of a written agreement.

3. This Contract shall not be terminated unless all rights and obligations hereunder have been performed, except otherwise prescribed by laws and regulations or agreed by both parties.

4. The validity of this Contract shall be independent of the Master Contract and may not become invalid with the invalidity of the Master Contract. If the Master Contract is confirmed as invalid, Party A shall assume guarantee liability for the debts arising from the Debtor’s return of properties or compensation for losses. The invalidity of any provision of this Contract shall not affect the validity of any other provision hereof, except otherwise prescribed by laws and regulations or agreed by both parties.

Article 12 Applicable Laws and Dispute Settlement

This Contract shall be governed by the laws of the People's Republic of China.

Any and all disputes arising from the execution of this Contract may be settled through consultation between both parties. Where consultation fails, a lawsuit may be instituted in the local court at the location where Party B is located for settlement.

During the litigation period, the other clauses of this Contract not in dispute shall remain valid.

Article 13 Supplementary Provisions

This Contract has been made out in four (4) originals for Party A and Party B each holding two (2), which shall be equally authentic.

Article 14 Declaration

1. Party A clearly understands the business scope and limit of authorization of Party B.

2. Party A has read through all the terms hereunder. At Party A’s request, Party B has explained the terms hereunder accordingly. Party A has full knowledge and thorough understanding of the meaning of the terms hereunder and the legal consequences thereof.

3. Party A has the right to sign this Contract.

Party A (Official Seal):		Party B (Official Seal):
Shenzhen Highpower		SHEN ZHEN BAO AN GUIYIN COUNTY
Technology Co., Ltd. (Seal)		BANK LONGHUA BRANCH (Seal)

Legal Representative:	Pan Dangyu	Legal Representative: Bai Yiming (Seal)
(or Authorized Agent)	(Signature)	(or Authorized Agent)

Nov. 11, 2014		Nov. 11, 2014